Exhibit 99.3

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that reflect our current expectations, beliefs, plans or forecasts with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. We caution readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such risks and uncertainties include, among others, those discussed under the heading “Risk Factors.” We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this report to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to the following: adverse effects from the novel coronavirus (“COVID-19”) pandemic; we are exposed to risks that the expected benefits from the Caprolactone Acquisition (as defined below) may not be realized or will not be realized in the expected time period, the risk that the acquired business will not be integrated successfully and the risk of significant transaction costs and unknown or understated liabilities; we may be adversely affected by general economic and financial conditions beyond our control; we are exposed to risks related to our international sales and operations; our reported results could be adversely affected by currency exchange rates and currency devaluation could impair our competitiveness; our operations outside the U.S. require us to comply with a number of U.S. and foreign regulations, violations of which could have a material adverse effect on our financial condition and results of operations; we may be adversely affected by changes in trade policy, including the imposition of tariffs and the resulting consequences; our engineered polymers product line may be adversely affected by the United Kingdom’s withdrawal from the European Union; we are dependent upon attracting and retaining key personnel; adverse conditions in the global automotive market or adoption of alternative and new technologies may adversely affect demand for our automotive carbon products; we face competition from producers of alternative products and new technologies, and new or emerging competitors; we face competition from infringing intellectual property activity; if increasingly more stringent air quality standards worldwide are not adopted, our growth could be impacted; we may be adversely affected by a decrease in government infrastructure spending; our printing inks business serves customers in a market that is facing declining volumes and downward pricing; our Performance Chemicals segment is highly dependent on crude tall oil (“CTO”) which is limited in supply; lack of access to sufficient CTO would impact our ability to produce CTO-based products; a prolonged period of low energy prices may materially impact our results of operations; we are dependent upon third parties for the provision of certain critical operating services at several of our facilities; the occurrence of natural disasters, such as hurricanes, winter or tropical storms, earthquakes, tornadoes, floods, fires or other unanticipated problem such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; from time to time, we are called upon to protect our intellectual property rights and proprietary information though litigation and other means; if we are unable to protect our intellectual property and other proprietary information, we may lose significant competitive advantage; information technology security breaches and other disruptions; complications with the design or implementation of our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes.

Performance Chemicals

Our Performance Chemicals business serves customers globally from three manufacturing locations in the U.S. and one in the United Kingdom. Most of our pavement technologies, oilfield technologies, and industrial specialties products are derived from CTO, a co-product of the kraft pulping process, where pine is used as the source of the pulp. CTO is produced by acidulating black liquor soap skimmings (“BLSS”), which are recovered during the kraft pulping process. Consumers of CTO can purchase BLSS from pulping mills that do not have acidulation capacity (in which case the BLSS will need to be acidulated into CTO), and purchase CTO from pulping mills that do have acidulation capacity. The CTO is further separated by distillation into tall oil rosin (“TOR”), TOFA and other biofractions. As such products are further refined or chemically modified, higher value derivative products are created, making their way into a wide variety of industrial and consumer goods. We also produce products derived from lignin, extracted from black liquor, a co-product of the kraft pulping process. Our engineered polymers’ products are caprolactone based, which is derived from cyclohexanone, a benzene derivative, and hydrogen peroxide, both of which are readily available in the market. Lignin, TOR, TOFA and caprolactone are sold directly to customers in some instances, or are further refined or chemically modified into higher value derivative products or performance chemicals.

The availability of CTO is directly linked to the production output of kraft mills using pine as their source of pulp, which is the predominant fiber source for packaging grades of paper as well as fluff pulp for personal care products. As a result, there is a finite global supply of CTO, with global demand for softwood kraft pulp driving the global supply of CTO, rather than demand for CTO itself. Most of the CTO made available for sale by its producers is covered by supply agreements, further constraining availability.

We have a long-term supply agreement with WestRock Company (“WestRock”) pursuant to which we purchase all of the BLSS and CTO output from WestRock’s kraft mills, subject to certain exceptions. Beginning in 2025, either party may provide a notice to the other party terminating the agreement five years from the date of such notice. Beginning one year after such notice, the quantity of products provided by WestRock under the agreement will be gradually reduced over a four-year period based on the schedule set forth in the agreement. In addition, from 2022 until 2025, either party may provide one-year notice to remove a kraft mill as a supply source. The two largest kraft mills under the agreement currently are expected to supply approximately 17 to 19 percent and 15 to 17 percent, respectively, of the total amount of products expected to be supplied under our agreement with WestRock. In the event that WestRock exercises its right to terminate our supply agreement with them or remove a kraft mill as a supply source, we may be able to obtain substitute supplies of BLSS or CTO from other suppliers, spot purchases or a new contract with WestRock. The agreement with WestRock includes pricing terms based on market prices. Based on WestRock’s current output, we currently expect to source approximately 30 to 40 percent of our CTO requirements from WestRock under this agreement through 2025 based on the maximum operating rates of our three U.S. Performance Chemicals’ facilities.

In 2018, we entered into a 20-year supply agreement with Georgia-Pacific pursuant to which we will purchase the lesser of 125,000 tons or 100 percent of the CTO production from select Georgia-Pacific kraft mills during each contract year, subject to certain exceptions. The agreement with Georgia-Pacific includes a market pricing formula which is subject to quarterly adjustments. Under this agreement, we currently expect to source approximately 30 percent of our CTO requirements through 2025 based on the maximum operating rates of our three U.S. Performance Chemicals’ facilities.

We have agreements with other suppliers to satisfy substantially all of the balance of our expected requirements of CTO through 2021.

Recent Developments

Revolver Repayments

Subsequent to September 30, 2020, we repaid $50 million of outstanding borrowings made during the three months ended September 30, 2020 (the “Revolver Repayments”). After giving effect to the Revolver Repayments, as of September 30, 2020, we had $170 million in outstanding loans under our senior secured multi-currency revolving credit facility governed by the Credit Agreement (defined below) (the “Revolving Credit Facility”).

Credit Agreement Amendment

On or about the issue date of the notes, we expect to amend our existing Credit Agreement to, among other things, (a) extend the maturity date with respect to the Revolving Credit Facility to the date that is five (5) years after the effective date of such amendment and reduce the aggregate principal amount of revolving commitments thereunder from $750 million to $500 million, (b) appoint JPMorgan Chase Bank, N.A. as successor administrative agent, collateral agent and swingline lender to Wells Fargo Bank, N.A. thereunder and (c) effect certain other amendments. The effectiveness of this amendment is conditioned on, among other things, the completion of the offering of the notes and the repayment in full of the incremental term loan commitments established on March 7, 2019 under the senior secured term loan facilities governed by the Credit Agreement (the “2022 Term Loan”).

Credit Agreement means that certain Credit Agreement dated March 7, 2016 by and among the Company, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, as amended, supplemented or modified prior to the date hereof.

Coronavirus Pandemic

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. COVID-19 has led to adverse impacts on the U.S. and global economies, and created uncertainty regarding potential impacts to our supply chain, operations, and customer demand. We have been classified as an essential business in the jurisdictions that have made this determination to date, allowing us to continue operations. However, our facilities—as well as the operations of our suppliers, customers, third-party sales representatives, and distributors—have been, and will continue to be, disrupted by governmental and private sector responses to COVID-19. This includes business shutdowns, work-from-home orders and social distancing protocols, travel or health-related restrictions, as well as quarantines, self- isolations, and disruptions to transportation channels.

On March 27, 2020, the U.S. government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which includes modifications to the limitation on business interest expense and net operating loss provisions, and provides a payment delay of employer payroll taxes during 2020 after the date of enactment. We estimate the payment of approximately $5.3 million of employer payroll taxes otherwise due in 2020 will be delayed with 50 percent due by December 31, 2021 and the remaining 50 percent by December 31, 2022. The CARES Act is not expected to have a material impact on our financial statements.

In order to strengthen our short term liquidity and to ensure financial flexibility, in March 2020, we drew down $250 million from our Revolving Credit Facility as a precautionary measure and also suspended our share repurchase program. During the three months ended June 30, 2020 we repaid $155 million of such borrowings and during the three months ended September 30, 2020 we repaid an additional $50 million of such borrowings. We also implemented work-from-home policies and protocols for the majority of our global salaried workforce, as well as social distancing practices to ensure the safety of our employees at our manufacturing facilities. Further, during the second quarter, we decreased production at some of our U.S. and China based manufacturing plants due to COVID-19 impacts to the projected customer demand and implemented a cost reduction initiative. Both of our operating segments were impacted by volume decline during the second quarter, driven by COVID-19. In the third quarter, we resumed normal production at all manufacturing plants.

As of March 31, 2020 and June 30, 2020, we evaluated, in accordance with ASC 350—Goodwill and Other and ASC 360—Property, Plant, and Equipment, whether the economic impacts of the COVID-19 pandemic constitute triggering events requiring impairment or recoverability analysis to be performed. We considered the current and expected future economic and market conditions surrounding the COVID-19 pandemic and its impact on each of the reporting units and asset groups. Further, we assessed our current market capitalization, forecasts and the amount of excess fair value above book value as calculated in our 2019 impairment test. We determined that a triggering event has not occurred which would require an interim impairment test to be performed. However, a lack of sustained recovery or further deterioration in market conditions related to the general economy and the industries in which we operate, a sustained trend of weaker than anticipated financial performance, or further decline in our share price for a sustained period of time, or an increase in the market-based weighted average cost of capital, among other factors, could significantly impact the impairment analysis and may result in future impairment charges that, if incurred, could have a material adverse effect on our financial condition and results of operations.

While the disruptions caused by the pandemic are currently expected to be temporary, there is uncertainty regarding the virus’s duration and severity. COVID-19 has impacted, and will continue to impact, our results of operations, financial position, and liquidity.

RISK FACTORS

An investment in the notes involves a high degree of risk. Based on the information currently known to us, we believe that the following information identifies the most significant risk factors affecting our company. However, the risks and uncertainties the Company faces are not limited to those set forth in the risk factors described below. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. You should carefully consider the risk factors described below and any risk factors set forth in the other documents that are incorporated by reference into this offering memorandum. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference into this offering memorandum. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of the notes could decline, and you could lose all or part of your investment. See also the information contained under the heading “Forward-Looking Statements.”

We are exposed to the risks inherent in international sales and operations.

In 2019, sales outside of the U.S. made up approximately 40 percent of our total sales, and we sell our products to customers in approximately 75 countries. We have exposure to risks of operating in many foreign countries, including:

•	fluctuations in foreign currency exchange rates, including the euro, pound sterling, Japanese yen and Chinese renminbi;

•	restrictions on, or difficulties and costs associated with, the repatriation of cash from foreign countries to the U.S.;

•	difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations;

•	unexpected changes in political or regulatory environments;

•	earnings and cash flows that may be subject to tax withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

•	political and economic instability;

•	unforeseen public health crises, such as pandemic and epidemic diseases (including the recent coronavirus disease 2019 (COVID-19) (the “Coronavirus”));

•	import and export restrictions, tariffs, and other trade barriers or retaliatory actions;

•	difficulties in maintaining overseas subsidiaries and international operations;

•	difficulties in obtaining approval for significant transactions;

•	government limitations on foreign ownership;

•	government takeover or nationalization of business; and

•	government mandated price controls.

Any one or more of the above factors could adversely affect our international operations and could significantly affect our financial condition and results of operations. We have also expanded our participation in certain markets. As our international operations and activities expand, we inevitably have greater exposure to the risks of operating in many foreign countries.

Adverse conditions in the automotive market may adversely affect demand for our automotive carbon products.

Sales of our automotive activated carbon products are tied to global automobile production levels. Automotive production in the markets we serve can be affected by macro-economic factors such as interest rates, fuel prices, shifts in vehicle mix (including shifts toward alternative energy vehicles), consumer confidence, employment trends, regulatory and legislative oversight requirements and trade agreements. For example, the global economic downturn in 2008/2009 led to a drastic reduction in vehicle sales and an even greater reduction in vehicle production as OEMs right-sized their inventories to meet the lower sales volumes. Regional disruptions due to localized natural disasters or multi-month strikes at suppliers or OEMs can also significantly impact vehicle production and therefore demand for our automotive carbon. Additionally, if the Coronavirus pandemic continues, it could negatively impact demand for automotive sales, which would adversely impact sales of our carbon products, as was the case in the second quarter of 2020. The extent to which the Coronavirus pandemic impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including the severity of the Coronavirus, actions to contain the Coronavirus or treat its impact, among others.

The Company’s oilfield technologies business is significantly affected by trends in oil and natural gas prices that affect the level of exploration, development and production activity.

Demand for our oilfield technologies services and products is particularly sensitive to the level of exploration, development and production activity of, and the corresponding capital spending by, oil and natural gas companies, including national oil companies. The level of exploration, development and production activity is directly affected by trends in oil and natural gas prices, which historically have been volatile. Crude oil prices have declined significantly since 2014, with West Texas Intermediate oil spot prices declining from a high of $108 per barrel in June 2014 to a low of $27 per barrel in February 2016, a level which had not been experienced since 2003. In 2020, pricing has moved from $58 per barrel in January to a low of $16 per barrel in April to $41 per barrel in September. Unless potential hostilities between the U.S. and Iran escalate, pricing is not currently forecasted to change significantly from these levels during 2020. While these pricing levels are significantly above the February 2016 levels, they remain off their highs seen in the last decade.

Any prolonged low pricing environment for oil and natural gas is likely to result in reduced demand for our oilfield technology products, which may have a material adverse effect on our results of operations.

Disruptions at any of our manufacturing facilities or within our supply chain could negatively impact our production, financial condition and results of operations.

An operational disruption in any of our facilities could negatively impact production and our financial results. The occurrence of a natural disaster, such as a hurricane, tropical storm, earthquake, tornado, severe weather, flood, fire, as well as risk that may result from climate change, could cause operational disruptions. Additionally, other unanticipated problems such as labor difficulties, health epidemics (including the recent Coronavirus pandemic), equipment failure, capacity expansion difficulties or unscheduled maintenance could also cause operational disruptions of varied duration. These types of disruptions could materially adversely affect our financial condition and results of operations to varying degrees dependent upon the facility, the duration of the disruption, our ability to shift business to another facility or find alternative sources of materials or energy. In certain cases, we have some products that are only made at one facility. For example, in the case of our Waynesboro, Georgia facility, while we have some redundancies within the facility, we only have one facility that makes our extruded honeycomb products. In the case of our Warrington, UK facility, while we have some redundancies within the facility, we only have one facility that makes our caprolactone products. As other examples, in our Charleston SC facility, we source black liquor from an adjacent paper mill to isolate and subsequently modify lignin to serve our agriculture customers while we make the vast majority of our ink resin products in our DeRidder, Louisiana facility. While we have redundancies within these facilities, we have limited ability to make these products at other facilities. Finally, the Coronavirus pandemic is causing travel disruptions, quarantines and/or closures, which could result in disruptions to our manufacturing and production operations at our facilities, as well as those of our suppliers and customers. Any losses due to these events may not be covered by our existing insurance policies or may be subject to certain deductibles.

We could be similarly adversely affected by disruptions within our supply chain and transportation network. Our products are transported by truck, rail, barge or ship by third-party providers. The costs of transporting our products could be negatively affected by factors outside of our control, including rail service interruptions or rate increases, extreme weather events, tariffs, rising fuel costs and capacity constraints. Significant delays or increased costs affecting these transportation methods could materially affect our financial condition and results of operations. Disruptions at our suppliers could lead to short term or longer rises in raw material or energy costs and/or reduced availability of materials or energy, potentially affecting our financial condition and results of operations. For example, Solvay is our primary provider of hydrogen peroxide to our Warrington, UK Performance Chemicals facility, which is co-located with the Solvay Warrington, UK chemical plant (“Solvay Plant”). Disruptions at the Solvay Plant impacting Solvay’s ability to supply hydrogen peroxide could adversely affect our financial condition and results of operations. See also “—General Business and Economic Risks—Our engineered polymers product line may be adversely affected by the United Kingdom’s withdrawal from the European Union.”

As we rely on information technologies to conduct our business, security breaches and other disruptions could compromise our information and expose us to liability, which could cause our business and reputation to suffer.

We rely on information technologies, some of which are managed by third parties, to manage the day-to-day operations and activities of our business, operate elements of our manufacturing facilities, manage our customer and vendor transactions, and maintain our financial, accounting and business records. In addition, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information that is subject to privacy and security laws and regulations.

The secure processing, maintenance and transmission of sensitive, confidential and personal data is critical to our operations and business strategy. We follow industry best practices and have instituted a system of security policies, procedures, capabilities, and internal controls designed to protect this information. Additionally, we engage third-party threat detection and monitoring services which includes a global cyber security incident response team. Despite our security design and controls, and those of our third-party providers, we may be vulnerable to cyber- attacks, computer viruses, security breaches, inadvertent or intentional employee actions, system failures and other risks that could potentially lead to the compromising of sensitive, confidential or personal data, improper use of our, or our third-party provider systems, solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, and operational disruptions. In addition, the global regulatory environment pertaining to information security and privacy is increasingly demanding, with new and changing requirements, such as the European Union’s General Data Protection Regulation (“GDPR”), California Consumer Privacy Act (“CCPA”), and the China Cybersecurity Law. GDPR, which applies to the collection, use, retention, security, processing, and transfer of personally identifiable information of residents of EU countries, mandates new compliance obligations, and imposes significant fines and sanctions for violations. CCPA requires companies to provide new data disclosure, access, deletion and opt-out rights to consumers in California. Implementing and complying with these laws and regulations may be more costly or take longer than we anticipate, or could otherwise affect our business operations. Such breaches, cyber incidents and disruptions, or failure to comply with laws and regulations related to information security or privacy, could result in legal claims or proceedings against us by governmental entities or individuals, significant fines, penalties or judgements, disruption of our operations, remediation requirements, changes to our business practices, and damage to our reputation, which could adversely affect our business, financial condition or results of operations.